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                                                                    EXHIBIT 10.2


                           NATURAL GAS VEHICLE SYSTEMS, INC.

                       1996 COMBINED INCENTIVE AND NONQUALIFIED
                                  STOCK OPTION PLAN



                                SECTION 1.     PURPOSE

    The purpose of the Natural Gas Vehicle Systems, Inc. 1996 Combined Incentive and Nonqualified Stock Option Plan (the "Plan") is to enable Natural Gas Vehicle Systems, Inc. (the "Company") to attract and retain the services of people with training, experience and ability, and to provide additional incentive to such persons by granting them an opportunity to participate in the ownership of the Company.


                         SECTION 2.     STOCK SUBJECT TO PLAN

    The stock subject to this Plan shall be the Company's common stock, par value $.01 per share (the "Common Stock"). Such shares may be treasury shares, authorized but unissued shares, or reacquired Common Stock. Subject to adjustment as provided in Section 10, the aggregate amount of Common Stock reserved for issuance or delivery upon exercise of all options granted under this Plan shall not exceed 200,000 shares of Common Stock, as constituted on the date of adoption of this Plan by the Board of Directors. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan.


                            SECTION 3.     ADMINISTRATION

    The Plan shall be administered by the Board of Directors of the Company, in accordance with the following terms and conditions:

    3.1  GENERAL AUTHORITY.    Subject to the express provisions of the Plan,
the Board of Directors shall have the authority, in its discretion, to determine all matters relating to options to be granted under the Plan, including the selection of individuals to be granted options, the number of shares to be subject to each option, the exercise price, the term, and all other terms and conditions thereof. Grants under this Plan to persons eligible need not be identical in any respect, even when made simultaneously. The Board of Directors may from time to time adopt rules and regulations relating to the administration of the Plan. The interpretation and construction by the Board of Directors of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties. The Board of Directors, in its sole discretion, may grant incentive stock options ("Incentive Stock Options") as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or nonqualified stock options ("Nonqualified Stock Options"). A Nonqualified Stock Option is a stock option which is not an Incentive Stock Option. The type of option granted, whether an Incentive Stock Option or a Nonqualified Stock Option, shall be clearly identified by the Board of Directors when granted. The term "option" when used in this Plan should refer to Incentive Stock Options and Nonqualified Stock options, collectively.

    3.2  DIRECTORS.    A member of  the Board of Directors who is also an
employee of the Company may be eligible to participate in or receive or hold options under this Plan, PROVIDED,

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HOWEVER, that no member of the Board of Directors shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be.

    3.3  DELEGATION TO A COMMITTEE.    Notwithstanding the foregoing, the Board
of Directors, if it so determines, may delegate to a committee of the Board of Directors any or all authority for the administration of the Plan, and thereafter references to the Board of Directors in this Plan shall be deemed to be references to the committee to the extent provided in the resolution establishing the committee.

    3.4  PERSONS SUBJECT TO SECTION 16(B).    Notwithstanding anything in the
Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), without so restricting, limiting or conditioning the Plan with respect to other participants.

    3.5  REPLACEMENT OF OPTIONS.    The Board of Directors, in its absolute
discretion, may grant options subject to the condition that options previously granted at a higher or lower exercise price under the Plan be canceled or exchanged in connection with such grant. The number of shares covered by the new options, the exercise price, the term and the other terms and conditions of the new option shall be determined in accordance with the Plan and may be different from the provisions of the canceled or exchanged options. Alternatively, the Board of Directors may, with the agreement of the Optionee, amend previously granted options to establish the exercise price at the then current fair market value of the Company's Common Stock, maintaining existing vesting and expiration dates.

    3.6  LOANS TO OPTIONEES.    The Board of Directors, in its absolute
discretion, may provide that the Company loan to Optionees sufficient funds to exercise any option granted under the Plan and/or to pay withholding tax due upon exercise of such option. The Board of Directors shall have the authority to make such determinations at the time of grant or exercise and shall establish repayment terms thereof, including installments, maturity and interest rate.


                              SECTION 4.     ELIGIBILITY

    Options may be granted to persons for any reason in connection with such persons' employment by the Company or any of its subsidiary corporations (as that term is used in Section 422(b) of the Code, hereafter a "Subsidiary") or in connection with employment by a parent or subsidiary corporation of the Company that assumes any option issued under the Plan in a transaction to which Section 424(a) of the Code applies. Employment may be by virtue of either being an employee or independent contractor of the Company. Any individual to whom an option is granted under this Plan shall be referred to hereinafter as "Optionee." Any Optionee may receive one or more grants of options as the Board of Directors shall from time to time determine, and such determinations may be different as to different Optionees and may vary as to different grants; PROVIDED, HOWEVER, that no Optionee shall receive a grant or grants of options with respect to more than 50,000 shares of Common Stock (subject to adjustment in accordance with the provisions in Section 10.1 hereof) in any calendar year. Optionees who are not employees will only be eligible to receive Nonqualified Stock Options.


                    SECTION 5.     TERMS AND CONDITIONS OF OPTIONS


    Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Board of Directors shall deem advisable and which

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are not inconsistent with this Plan.  Each option granted hereunder shall clearly indicate whether it is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding the foregoing, all such options shall include or incorporate by reference the following terms and conditions:

    5.1  NUMBER OF SHARES.    The maximum number of shares that may be
purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Board of Directors, PROVIDED that the exercise price shall not be less than the fair market value per share of the Common Stock at the time the option is granted. For purposes of this Section 5.1, the fair market value per share of the Common Stock shall be calculated as the average of the high and low bid prices of stock of that class as of the day immediately preceding the grant of the option (or if such day is not a trading day in the U.S. securitities markets, on the nearest preceding trading day) as reported in the automated quotation system operated by the National Association of Securities Dealers, Inc. ("NASDAQ"), or if the Common Stock is not traded on NASDAQ, as determined in good faith by the Board of Directors.

    5.2  DURATION OF OPTIONS.    Subject to the restrictions contained in
Section 9, the term of each option shall be established by the Board of Directors and, if not so established, shall be ten years from the date it is granted, but in no event shall the term of any Incentive Stock Option exceed ten years.

    5.3  EXERCISABILITY.    Each option or portion thereof shall become
exercisable upon such date or dates as are established by the Board of Directors. The Board of Directors, in its sole discretion, may provide for the acceleration of vesting of an option, in whole or in part, based on such factors or criteria (including specified performance criteria) as the Board may determine. Notwithstanding the above, except as provided in Section 10.2, no portion of any option shall become exercisable before six months after the date of grant of the option.

    5.4  INCENTIVE STOCK OPTION.    Any option which is issued as an Incentive
Stock Option under this Plan, shall, notwithstanding any other provisions of this Plan, or the option terms to the contrary, contain all of the terms, conditions, restrictions, rights and limitations required to be an Incentive Stock Option, and any provision to the contrary shall be disregarded.


                     SECTION 6.     NONTRANSFERABILITY OF OPTIONS

    Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or the regulations thereunder, and shall not otherwise be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process contrary to the provisions hereof, such option thereupon shall terminate and become null and void. The designation of a beneficiary does not constitute a transfer for purposes of this Plan. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee.


SECTION 7.  CERTAIN LIMITATIONS REGARDING INCENTIVE STOCK OPTIONS

    The grant of Incentive Stock Options shall be subject to the following special limitations:

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    7.1  LIMITATION ON AMOUNT OF GRANTS.    In no event shall any Optionee be
granted Incentive Stock Options that in the aggregate (together with all other Incentive Stock Options granted by the Company or any parent or Subsidiary) entitle the Optionee to purchase, in any calendar year during which such options first become exercisable, stock of the Company, any parent or any Subsidiary having a fair market value (determined as of the time such options are granted) in excess of $100,000, plus the amount of any unused limit carry-over permitted under the applicable provisions of the Code. No limitation shall apply to Nonqualified Stock Options.

    7.2  GRANTS TO 10% SHAREHOLDERS.    Incentive Stock Options may be granted
to a person owning more than 10% of the total combined voting power of all classes of stock of the Company and any parent or Subsidiary only if (i) the exercise price is at least 110% of the fair market value of the stock at the time of grant and (ii) the option is not exercisable after the expiration of five years from the date of grant.


                          SECTION 8.     EXERCISE OF OPTIONS

    Options shall be exercised in accordance with the following terms and conditions:

    8.1  PROCEDURE.    Options shall be exercised by delivery to the Company of
written notice of the number of shares with respect to which the option is exercised.

    8.2  PAYMENT.    Payment of the option price shall be made in full within
five business days of the notice of exercise of the option and shall be in cash or bank-certified or cashier's checks, or personal check if permitted by the Board of Directors. If permitted by the Board of Directors, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations), an option may be exercised by delivery of shares of Common Stock of the Company held by the Optionee having a fair market value equal to the exercise price, such fair market value to be
determined in good faith by the Board of Directors.   Such payment in stock may
(in the discretion of the Board of Directors) occur in the context of a single exercise of an option or successive and simultaneous exercises, sometimes referred to as "pyramiding," which provides that, rather than physically exchanging certificates for a series of exercises, bookkeeping entries will be made pursuant to which the Optionee is permitted to retain his existing stock certificate and a new stock certificate is issued for the net shares.

    If the Company's Common Stock is registered under the 1934 Act, and if permitted by the Board of Directors, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations), an option also may be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

    8.3  FEDERAL WITHHOLDING TAX REQUIREMENTS.    Upon exercise of an option,
the Optionee shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. If permitted by the Board of Directors, such arrangements may include payment of the appropriate withholding tax in shares of stock of the Company having a fair market value equal to such withholding tax, either through delivery of shares held by the optionee or by reduction in the number of shares to be delivered to the Optionee upon exercise of such option.

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SECTION 9.     TERMINATION OF EMPLOYMENT, DISABILITY AND DEATH.

    9.1  GENERAL.    If the employment of the Optionee by the Company, a parent or a Subsidiary shall terminate for any reason other than death, disability, retirement or cause as hereinafter provided, the option may be exercised by the optionee at any time prior to the expiration of three months after the date of such termination of employment (unless by its terms the option sooner terminates or expires), but only if and to the extent the Optionee was entitled to exercise the option at the date of such termination.

    9.2   DISABILITY.    If the employment of the Optionee by the Company, a
parent or a Subsidiary is terminated because of the Optionee's disability (as herein defined), the option may be exercised by the optionee at any time prior to the expiration of one year after the date of such termination (unless by its terms the option sooner terminates or expires), but only if and to the extent the Optionee was entitled to exercise the option at the date of such termination. For purposes of this section, an Optionee will be considered to be disabled if the optionee is unable to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last a continuous period of not less than 12 months.

    9.3  DEATH.    In the event of  the death of an Optionee while in the
employ of the Company, a parent or a Subsidiary, the option shall be exercisable on or prior to the expiration of one year after the date of such death (unless by its terms the option sooner terminates and expires), but only if and to the extent the Optionee was entitled to exercise the option at the date of such death and only by the Optionee's personal representative if then subject to administration as part of the optionee's estate, or by the person or persons to whom such Optionee's rights under the option shall have passed by the optionee's will or by the applicable laws of descent and distribution.

    9.4  RETIREMENT.    If the employment of the Optionee by the Company, a
parent or a Subsidiary is terminated because of the Optionee's retirement (as herein defined), the option may be exercised by the optionee at any time prior to the expiration of three months after the date of such termination of employment, but only if and to the extent the Optionee was entitled to exercise the option at the date of such termination; PROVIDED, HOWEVER, that if the Optionee dies within such stated term, any unexercised option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of the option, whichever period is shorter. For purposes of this section, "retirement" means retirement from active employment with the Company, a parent or any Subsidiary on or after the attainment of age 62, or such other retirement date as may be approved by the Committee for purposes of the Plan and specified in the applicable award agreement.

    9.5  TERMINATION FOR CAUSE.    If the Optionee's employment with the
Company, a parent or a Subsidiary is terminated for cause, any option granted hereunder shall automatically terminate as of the first advice or discussion thereof, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), intoxication while at work, fraud, misconduct or disclosure of confidential information.

    9.6 WAIVER OR EXTENSION OF TIME PERIODS. The Board of Directors shall have the authority, prior to or within the times specified in this Section 9 for the exercise of any such option, to extend such time period or waive in its entirety any such time period to the extent that such time period expires prior to the expiration of the term of such option. In addition, the Board of Directors may, pursuant to a specific resolution adopted at the time of grant, modify or eliminate the time periods

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specified in this Section 9. However, no Incentive Stock Option may be exercised after the expiration of ten years from the date such option is granted. If an Optionee holding an Incentive Stock Option exercises such option, by permission, after the expiration of the time period specified in this Section 9, the option will no longer be treated as an Incentive Stock Option under the Code and shall automatically be converted into a Nonqualified Stock Option.

    9.7  TERMINATION OF OPTIONS.    To the extent that the option of any
deceased Optionee or of any optionee whose employment is terminated shall not have been exercised within the limited periods prescribed in this Section 9, all further rights to purchase shares pursuant to such option shall cease and terminate at the expiration of such period. No Incentive Stock Option may be exercised after the expiration of ten years from the date such option is granted, notwithstanding any provision to the contrary.

    9.8  NONEMPLOYEE OPTIONEES.    Options granted to Optionees who are not
employees of the Company, a parent or a subsidiary at the time of grant shall not be subject to the provisions of this Section 9, except as specifically provided in the option.


                          SECTION 10.     OPTION ADJUSTMENTS

    10.1 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number and class of shares on which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options shall each be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares, or the payment of any stock dividend, or any other change in the outstanding Common Stock of the Company by reason of a recapitalization, reorganization, merger,, combination or exchange of shares, without the receipt of consideration by the Company.

    10.2   CHANGE OF CONTROL.    In addition to any adjustments permitted under
Section 10.1, in the event of a change in control of the Company (as hereinafter defined), (i) all options then outstanding shall become fully exercisable and
(ii) in the case of a change in control involving a merger of, or consolidation involving, the Company in which the Company is not the surviving corporation (the "Surviving Entity"), each outstanding option granted hereunder and not exercised (a "Predecessor Option") shall be converted into an option (a "Substitute Option") to acquire common stock of the Surviving Entity, which Substitute Option shall have the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices. For purposes of this Plan, a "change in control" shall be deemed to have occurred if (i) any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (an "Acquiring Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33-1/3% of the then outstanding voting stock of the Company; (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) during any period of two consecutive years (beginning on or after the adoption of this Plan), individuals who at the beginning

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of such period constitute the Board of Directors and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, no longer constitute a majority of the Board of Directors; PROVIDED, HOWEVER, that a change in control shall not be deemed to have occurred in the event of (x) a sale or conveyance in which the Company continues as a holding-company of an entity or entities that conduct the business or businesses formerly conducted by the Company or (y) any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

    10.3   FRACTIONAL SHARES.    In the event of any adjustment in the number
of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

    10.4 DETERMINATION OF BOARD OF DIRECTORS TO BE FINAL. All such adjustments shall be made by the Board of Directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive and shall be given the maximum deference permitted by law.


                        SECTION 11.     SECURITIES REGULATIONS

    11.1   COMPLIANCE.    Shares shall not be issued with respect to an option
granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the 1934 Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall further be subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

    11.2   REPRESENTATIONS BY OPTIONEE.    As a condition to the exercise of an
option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 11.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Board of Directors may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. This provision shall not obligate the Company to undertake registration of options or stock hereunder.

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                          SECTION 12.     EMPLOYMENT RIGHTS

    Nothing in this Plan or any option or right granted pursuant hereto shall confer upon any Optionee any right to be continued in the employment of the Company, a parent or any Subsidiary of the Company or to remain a director, or to interfere in any way with the right of the Company, a parent or any Subsidiary, in its sole discretion, to terminate such Optionee's employment or service at any time or to remove the Optionee as a director at any time.


                      SECTION 13.     AMENDMENT AND TERMINATION

    13.1   ACTION  BY BOARD OF DIRECTORS.    The Board of Directors may also
terminate the Plan or modify or amend the Plan at any time and for any reason.

    No termination, suspension or amendment of the Plan may, without the consent of each Optionee to whom any option shall theretofore have been granted, adversely affect the rights of such Optionees under such options.

    13.2   AUTOMATIC TERMINATION.    Unless the Plan shall theretofore have
been terminated as herein provided, this Plan shall terminate ten years from the earlier of (i) the date on which the Plan is adopted; or (ii) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.


              SECTION 14.     COMPLIANCE WITH SECTION 16 OF THE 1934 ACT

    With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by Plan administrators fails to comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators.


                      SECTION 15.     EFFECTIVE DATE OF THE PLAN

    This Plan shall become effective on the date of its adoption by the Board of Directors of the Company, and options may be granted immediately thereafter, but any option granted under the Plan is subject to defeasance unless and until the Plan shall have been approved by the shareholders. If such shareholder approval is not obtained, the Plan and any options granted thereunder shall be null and void.


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